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                                EXHIBIT (8)(t)(1)

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

                                    (WANGER)

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                             AMENDMENT NO. 2 TO THE
                             PARTICIPATION AGREEMENT
                                      Among
                             WANGER ADVISORS TRUST,
                         LIBERTY FUNDS DISTRIBUTOR, INC.
                                       and
                      TRANSAMERICA LIFE INSURANCE COMPANY

     This Amendment No. 2 is incorporated in and made a part of the Participation Agreement made and entered into as of the lst day of May, 2002, by and among TRANSAMERICA LIFE INSURANCE COMPANY, (hereinafter the "Company"), an Iowa corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the WANGER ADVISORS TRUST, a business trust organized under the laws of Massachusetts (hereinafter the "Trust") and LIBERTY FUNDS DISTRIBUTOR, INC. (hereinafter the "Underwriter"), a Massachusetts corporation. The Agreement is amended as follows:

     1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto have caused their duly authorized officers to execute this Agreement as of December 1, 2003:

                                        Company:

                                        TRANSAMERICA LIFE INSURANCE COMPANY
                                        By its authorized officer,


                                        BY: /s/ John K. Carter
                                            ------------------------------------
                                        Name John K. Carter
                                        Title: Assistant Secretary

                                        Trust:

                                        WANGER ADVISORS TRUST
                                        By its authorized officer,


                                        By: /s/ Vincent Pietropaolo
                                            ------------------------------------
                                        Name: Vincent Pietropaolo
                                        Title: Assistant Secretary

                                        Underwriter:

                                        LIBERTY FUNDS DISTRIBUTOR, INC.
                                        By its authorized officer,


                                        By: /s/ Lewis Antone, Jr.
                                            ------------------------------------
                                        Name: Lewis Antone, Jr.
                                        Title: VP

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                                   SCHEDULE A

             Separate Accounts, Associated Contracts, and Portfolios

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Name of Separate Account and
   Date Established by the             Policies Funded by the              Portfolio(s) Available
     Board of  Trustees                   Separate Accounts                  Under the Policies
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
   Separate Account VA F                AV721 101 149 1001             Wanger U.S. Smaller Companies
       May 15, 2000              Under the Marketing Name "Premier
                                           Asset Builder
                                         Variable Annuity"
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   Separate Account VA P                AV721 101 149 1001             Wanger U.S. Smaller Companies
     November 26, 2001         Flexible Premium Variable Annuity - A
                                      Under the Marketing Name
                                 "Transamerica Opportunity Builder"
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   Separate Account VA Q                 AV864 101 165 103             Wanger U.S. Smaller Companies
     November 26, 2001         Flexible Premium Variable Annuity - B
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    Separate Account VA S                AV865 101 167 103             Wanger U.S. Smaller Companies
      November 26, 2001        Flexible Premium Variable Annuity - D
                                      Under the Marketing Name
                                    "Huntington Allstar Select"
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